Exhibit 107

Calculation of Filing Fee Tables

Form S-8
(Form Type)

Equity Commonwealth
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Shares of Beneficial Interest, $0.01 par value per share	Rule 457(c) and Rule 457(h)(3)	1,650,000(2)	$20.61(3)	$34,006,500	$110.20	$3,748

Total Offering Amounts					$34,006,500		$3,748
Total Fee Offsets							$0
Net Fee Due							$3,748

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the registration statement on Form S-8 (the “Registration Statement”) shall also cover any additional Common Shares of Beneficial Interest, par value $0.01 per share (“Common Stock”), of Equity Commonwealth (the “Registrant”) that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, reclassification, recapitalization, spin-off or any other similar transaction that results in an increase in the number of the outstanding shares of the Registrant’s Common Stock.

(2) Represents 1,650,000 additional shares of the Registrant’s Common Stock that were authorized for issuance under the Registrant’s 2015 Omnibus Incentive Plan (the “Plan”) on June 13, 2023.
(3) Estimated in accordance with Rules 457(c) and Rule 457(h) of the Securities Act, solely for the purpose of calculating the registration fee. The proposed maximum offering price per share of $20.61 was computed by averaging the high and low prices of a share of the Registrant’s Common Stock as reported on the New York Stock Exchange on July 25, 2023, a date within five business days prior to the date of the filing of this Registration Statement.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources